UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 26, 2011

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 26, 2011, the Company held its 2011 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

		For	Against	Abstentions	Broker Non-Votes

(1)	Election of Class II Directors
	Chris A. Brisack	22,665,515	1,566,132	—	—
	George R. Edwards	22,702,227	1,529,420	—	—
	Walter Wendlandt	22,571,657	1,659,990	—	—

(2)	Ratification of the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for fiscal year ending December 31, 2011	39,944,035	1,892,845	622,491	—

(3)	Advisory vote of executive compensation	15,556,708	7,854,284	820,655	18,227,724

		3 years	2 years	1 year	Abstain	Broker Non-Votes

(4)	Advisory vote on the frequency of future advisory votes on executive compensation	11,924,665	374,655	11,611,763	320,563	18,227,725

All three nominated directors were elected to serve for terms of three years, the appointment of PriceWaterhouseCoopers LLP as the independent auditors for 2011 was ratified, the advisory vote on executive compensation was approved and the advisory vote on the frequency of holding future advisory votes on executive compensation was approved for holding an advisory vote once every three years.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: June 2, 2011	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

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